EXHIBIT 99.1

Dot VN, Inc. Co-Founder and President, Lee Johnson Receives Award of Merit from the Vietnam Prime Minister, Nguyen Tan Dung

SAN DIEGO, CALIFORNIA – October 11, 2011, Dot VN, Inc., (http://www.dotvn.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam (“the Company” or “Dot VN”), announced today that Dr. Lee Johnson, President and Co-Founder of Dot VN will be recognized at an awards ceremony held in Hanoi, Vietnam where he is to receive an award of merit from the Prime Minister’s Office, decision number 1237/QD-TTg dated July 07, 2011 for his achievements in the development of the Internet in Vietnam, contributing to the cause of socio-economic development of the country. The event is scheduled to take place on October 28, 2011 and will include guests from various Vietnamese Ministries, to include representatives from the Vietnam Internet Network Information Center (“VNNIC”). Dr. Johnson has previously received 2 awards from the Vietnamese Government. The first was granted by the Ministry of Posts and Telematics (currently Ministry of Information and Communications) “Information Technology Person of the Year 2007” award. Additionally, March 20, 2008, Dr. Johnson was again honored, this time by the Ministry of Foreign Affairs of Vietnam for “Contributions in Development of IT in Vietnam”.

“I am deeply honored by this award and I sincerely thank all of the people whose hard work, dedication and faith powered tremendous Internet growth that Vietnam enjoys today,” said Dot VN Co-Founder and President, Dr. Lee Johnson. “I would like to offer a special thanks to Dr. Mai Liem Truc, the Ministry of Information and Communications and VNNIC and I am happy to have been able to support them in their grand vision for Vietnam’s online future. It is with a full heart that I recommit myself and Dot VN to driving even greater growth and development for Vietnam’s Internet in the years to come.”

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s premier online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the recently launched Vietnamese Native Language Internationalized Domain Names (IDNs).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at: www.VN